Form 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       PREMIUM CIGARS INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)

                 Arizona                              86-0846405
         State or jurisdiction of                   (IRS Employer
      incorporation or organization)             Identification No.)

            15651 North 83rd Way, Suite 3, Scottsdale, Arizona 85260
              (Address of principal executive offices) (Zip Code)

            Title of each class                 Name of each exchange on which
            to be so registered                 each class is to be registered

       Shares of Common Stock, No Par Value     The Boston Stock Exchange

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-29985.

         Securities to be registered pursuant to Section 12(g) of the Act: None.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

         Incorporated by reference from Registrant's Securities Act of 1933 registration statement on Form SB-2, Amendment No. 3, as filed August 14, 1997 and all amendments thereto, including the final registration statement and any post-effective amendment.

Item 2. Exhibits.

         II.1* The Registrant's Registration Statement on Form SB-2, Amendment No. 3, as filed August 14, 1997, and all amendments thereto, including the final registration statement and any post-effective amendment.

         II.4.1*           Articles of Incorporation.

         II.4.2*           Amended and Restated Bylaws, dated May 3, 1997.

         II.4.3*           Amendment to Bylaws, dated July 30, 1997.

         II.5*    Specimen Common Stock Certificate.

* Incorporated by reference from the Registrant's Registration Statement on Form SB-2, Amendment No. 3, as filed August 14, 1997, and all amendments thereto, including the final registration statement and any post-effective amendment.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        PREMIUM CIGARS INTERNATIONAL, LTD.



Date: August 14, 1997                   By:  /s/ Steven A. Lambrecht
                                           ---------------------------
                                           Steven A. Lambrecht
                                           President and Chief Executive Officer

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